TIDAL TRUST III 485BPOS

 Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 94 and Amendment No. 97, to the Registration Statement on Form N-1A of USCF Daily Target 2X Copper Index ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 17, 2025